I I,

EPIC P. LITTMAN. P.A.

sy-LAva

of

VIEW SYSTEMS, INC.

P. e-~'

ARTIC.LE 1,	TINQfz-QF SH REHOLDERS

	I mm"net. The annual meeting of the shareholders of this totporbiticin'shill be hold on tho "h day of J" of each year or at such other tirne and placia desi (00 by the Board of Directors of the wrporation. Business transactAd at the Annual meet.ftshall
Include the election of directors of the corporation. If the designated day. shall h1(FO.A'm Sunday or log ail holiday, then the meeting shell be hold on the first buainqst cla~'Jhareafter.

	se~;JWQI Z; Sp gjp) MeetimA, Special rneetings of the shareholders shall be hold when 4lr#Ckfi0:by the President or the Board of Directors, or
when requested in writing by the -holders -0" f not less then. 10% of all the shares entitled to vote at the meeting. A meeting requOted by shareholders shall be called for a date not less then 3 nor more than 30 d4yu after the request to made, unless the shareholders requesting the meeting designate a letter date, The call for the meefing shall be issued by the Sec
s thfi Preildint, Board of Directors, or shareholders requesting the meating shall designate another per son to do

	Meetings of shareholders shiall be held at the princlp~il ptace of buRinats q(the corporntion or at such other OlaCe as may be designated by the Board of

1
ERIC P. LITT110*4, P.A.
P. 03

aoht
t
	d "A 11acie.'Wriften notice stating the place, day and hour of the meeting and In tho Ctise ofilll-ipeclal mosting, the purpose or purposes for which the meeting Is called, ghall bb doliviiiivid not less than 3 nor more then 30 day6 before the meeting. either peesontsily or first class mail, or by ths direction of the President, the Secret" or the offiter br pe,rsohs oalling the meeting to eaoh shareholder of record entitled to vote at such rniaefirig. If en (led, Such notice shall be deemed to be delivere ted in the
 ...d.

Un lta0IaI:8* i-Aiall addrOssad to the shereh6ider at his address as it appears on the stock trainsfer bookCof the corporettion, with poittage thereon prepaid,

	-Not . . . . . AdiDurnod Me9tin . When a meeting Is adjourned to another time or ploo-r It shall n~t be necessary to give any notice of the adjourned meeting if the time aind pli, tb which the meeting is adjourned are announoed at the meeting sit which ft sdjvur6ro6ht-is taken, and at the adjourned meeting any busiriess may be transacted that might he;Vi been transacted on the original date of the meeting. If, however, after the adiournmOnt-4he Board of Diractors fixes a new record date for the adjourned
tice Of th~. adjourned meeting shall be given as provided In this Article to eoch shareholder'6f record on a now record date entitled to vote at such meoting.

6, Sharigholder 0 	fiftg. A majority of tho Shares eritilled to
vote, repr4sianted in person or by proxy, sheill constitute a quorum at a meeting of
snareholdfirg, It a quorum is present, the affirmative vote of a majority of the shares
representOd at the meeting and entitled to vote on the subject matter shall be the act of the
shateholdbet unless otherwise provided by law,

Udkn f. Y.2111!12-oLatam- Each outstancling share shatl be einfifl*d to onip vote
L
Qq.flap.	ERIC P. LITTM44, P.A.	P. 04

an each -matter-.4ubmMed to s vote at a meeting of shareholders.

	A ahareholdar may vote either in person or by proxy executed In wrItirig by
 . ffi .4hareholder or his duly authorized attomey-In-fact. No proxy shall be volid after.'the dLirition of i I months from the date thereof unless otherwise provided In tho proxy.

	SesAiShR, 6-ObQn ~Y Shareholders YVithoul a MqR LiM. Any action required by law or Outhmized by'- these by-laws or the Articles of Incorporation of this corporation or taken
or to be taken at any annual or special meeting of shareholders, or any action which may
be taken at any annuAl or speofa( meeting of shareholders, may be taken without m
meeting, without prior notice and without a vote, If a
 consent in writing, setting forth the
action so tak6h, shall be signed by the holders of outstanding stock having not lesE; then
the minirnurr~ n'umber of votos that would be necessary tO
 RUtharize or take such action at
a ine0ing 61 "ich ell sh2res entitled to vote thereon were
 present and voted.

	-6-GrAka 1- Eungtion. All corporate powers shall be exercised by or under the authority of, and the business and off airs of the corporation shail be managed under the diredion o~, the Board of Directors.

	ftftiM _2. Qualificlgion. Directors need not be residents of thia state or sharqhold6r~ of this corporation.

	~yr,112n 1, _Q90Upupeation. The Board of Directors shall havia authority to fix the compensation of directors,

	SeSgi 4. Presumption-of Ajj2gj. A director of the corporation who is present a' a tneetlnU o(the Board of Olrectors at which action on any corporate matter Is taken shall 3
OCT-25-194-8 081 1.1b	ERIC P. LITTMAN. P.A. 	P. M-

be plresum9d"':haya sissented to the action taken unless he votes against such action or abstafris fe". ti.ng In respect thereto bemuse of an asserted conflict of Interest.

	Number. This co~vorelon shall'have a minimum of I director but no indrd then 7;7~.'.

	I Imm. Each person named In the Articles of Incorporation as a membec of the initial Board of Directors shall hold office until the first annual meeting of shareholdor's, and until h!3 auccessor shall have been elected and quellfled or until his sarlier'resignotion, removal from oMoe or death. At the first annual mooting of shareholdetoOnd at each annual meeting thareafter the shareholders shall elect diroctors to hold offide Until the next succeeding annual meeting. Each director shall hold off ice for a ich he Is *footed and until his suocassor sholl have been elected and qualified or until his dadier resignation, removal from office or death.

	~tqtid~7-Yacanoles, Any vacancy occurring in the Board of Directors, Includingany vacano . yvreated by reason of an incr ease In the number of Directors, maV be fl lied by the 611 irMAtl 44 vote of a majority of the remaining directors though less then a quorum of
the 8k)A(d of Directors. A director elected to fill a vacancy shall hold Office only unt'l the
next 6lecti&VOIF directors by the shereholdws.

- Rarnovni of Directors. At a meetino of shareholders called expressly for

thAt Ourpd$'4~any director or the entire Board of Directors may be removed, witti or without cause, by a vote of the holders of a majority of the eftres then entitled to vote at an eledon ofAlrectors.

	E*0910a 9. Quorum and Voting. A majority of the number of directors fixed by these by-lfiwt shilkli bonstituts a quorum for the transaction of buainesv. Tt-W not of a majority of 4
OCT-25-t9ja will	ERICP. LITT~M, P.A.

the dirdotom Weaent ot a meeting at which a quorum Is present shall be the ad of the Board of DirvotOrs.

	Exe,.wtl and QJWJC~ fte. The Board of Directors, by resolution adopt9d by a majority of tho full Board of Directors, may designate from among Its members aii executive committee and one or more other committees each of which, to theextent provida.d. In such resolution shall have and may exercise all the authority of theBoard0f Dirootors, except as is provided by law.

I	eting, Regular and special meetings of the Board of
OlrectQrs, shall be hold at the principal place of bur-Iness of the corporation or or, othorwi Se
determined bythe Directors.

a	stims, Regular meetings of the Board of
Directors shall be held without notice on the first Monday
 of the calendar month two (2)
moriths iollowIng the and of the corporation's fiscal, or if the said first Monday Is a legal holiday, thari 6n the next business day. Written notice of the time ond place of special
meetings of the Board of Directors shall be given to each d1rector by either personaldeliveoy, talegram or t6blegram ieit least three (3) dhya before the meeting (5r by noticemallOd to thci director at least 3 days before the meeting.

	NoO60 of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meefing and wskivor of any and all objections to the place of the maefing, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, bny objection to the transaction of business because the meeting i

fXT-25-1951-e 09ti-11	ERIC P. LITTMAN, P.A.	P e7

callad ~r conV",d.

	Nelth,60ho business to bib transacted at, nor the purpose, of any regular or special meeting of thb Board of Directors need b-6 specified In the notice of waiver of notice of such meatino. A nialOrIty of the directors present, whether or not a quorum exists, may adjourn any treating bf the Board of Directors to another time and place. Notice of any Guch adjourned iiiiiii6ting shell be given to the directors who were not present at the time of the adjourriment,' and unless the time and place of adjourned me ounced st the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by thia 6hairman of the board, by the president of the corporation or by any two diradors.

	Memb*rs of the Board of Directors may participate In a meeting of such board by matins of a conference telephone or similar communications
equIpment by means of whIch all Oersons O*t IcIpating In the matiting con hear each other at the sometime Participation by such n*inzi shall constitute presence In person at a meeting.

5actich 13. Action Wit oSS a Maotl% Any action. required to be taken at a meeting of ttv Booed of Directors, or any action which may beg taken at a meeting of the Board of Directors or a committee thereof, may be taken
 without a meeting if a consent in writing, si0h~ 	he
	9 forth the action so to be taken, is signed by such number of t directors or suoh nUm'bior of the members of the committee, as the
o9se may be, as would oonstituto the requisite irejority thereof for the taking of such ectlons, is filed in the m1nutos of the proceedings of tho board or of the commIttue. Such actions shall then be deambd takon Wth the some force and eff&ct as though taken at a meeting of such board or committoe wharest ali'members were present and voting thrOUghout and. those who sioned euc
CKJ-25-1.9'.*	ERIC P. LITTWN, P.A.	P.09

he n9gative. action shall hikye voted In the affirmatlve and all others shall have voted In t Fa irilbrmatl6eial purposes, a copy of such signed actions shall be malled to all members of the board
 .t;ommlttee who did not sign cold action, provided however, that the failure to mall'said no~lms shall In no way prejudice the actions of the board or committee. A JIQLE 111, OFFICERS
	soclipEll		i9m. The officers of thig corporation shall consist of a
 president, a
		a treasurer, each of whom shall be elected by the Board of
 Directors. Such
secretary an
other bfflt6ra and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may tm held by the same person.

Qo-cfign.2. [2SAIll. The officers of this corporation shall have the following duties:

	The President shall be the chief executive officer of the corporation, shall have Qeriarel ind act!ve management of the business and affairs of the corporaition subject to the dir6dflons of the Board of Directors, and shall preside at all meetings of the shereho(ders.and Board of Diroctors.

	The Secretary shall have custody of, and maintain, all of the corporate records exe* the financial records: shall record the minutes of all meetings of the shanaholdo~rw and Board of directors, send all noUces of all meetings and perform such othee dubei, may ba prescribed by the Board of Directors or the President.

	~ I he TrAasurar shall have custody of all corporate funds and financial records, shall keep fulli and socuratta accounts of receipts and
diGibursements and render accounts thereof el th6 annual meetings of shareholders and whenever else required by the Board

7
ERIC P- LITTMP#4, P.A.
LK-T-Z5-I999

	jes as may be prescribed by of Direotars or the President, and shall perform such othar dut the Board of l5trVcAor3 or the President

An officer or agent elected or mppolAted by the

	in its judgment the best Board pf DirocIbIrs. may be removed by the board whon@vL interests of th# CorPlOrOtion will be served thereby, Any vacancy in any office mgiy be filed by the l3oard of Directors.

	[IICA~T ores in this corporation shall be entitled to -5VjOf1()O_Jj1ALqg12cq. Every holder of 3h have a cOrtiltMe representing Oil Sh3res to willch he is entitled. No certificate shall be Issued for 8N.ShOrs until such 8hare is fully paid.

enting shares in this corporation shEill be icates repres
	carttf signed by thil Pivsidant or Vice Preaident and the Secretary or. an Assistant SecretarY 2nd may be sealed with the seal of this corporation or a factImile thereof.

-orporation Shall register a gtock certificate
	Tho r presented to it for transfer If the cartIfleate is properly endorsed by the holder of record or by his duty allthorized attorney.

	e (f1		K tbs shareholder shOll clGim to
A.I.-I OSL
tiove lost or destroyed a c9rilficate of shoM issued by the oOrPoration, a new certificate shall be issued upon the making of an off Jdavit of that fact by the person claiming the certillciato bf stock to be lost, stolen or destroyed, and, at the dii;cretion of the 800rd Of
Direotors, I upon the deposit oi a bond ot other Indemnity In such amount and with Such sureties, if ony, es the board may reagonably requIlre.

8
nCT-25-1-98. P-G.'13		ERIC P. LITT11AN, P.A.		P. 10
	$pql!	UoQko and gqggr	keep correct and complete
	This corporation shall books amd 'mords of account and shall keep minutes of the proceedings of its sharaholder%.,~ Board of Directors and committee of diroctors.

	This corporation shall keep st its registered off Ice, or principal place of business a record of Its ofiereholders, giving the names and addresses of all shareholders and the nurnbor of ibe shares hold by each.

	Any books, records and minutes may be in written form or in any other form capable of being convorted into written form within a reasonable time.

			ligh1j, Any person who shall have been a
holder of record of shares of voting trust certificates therefor at least six months immodiately preceding his demand or shall be the holder of record of
 , or the holder of record of votin~ trust certificates for, at leatst five percent of the outstanding shares of the conpo(atlon, I -upon written demand stating.the purpoge thereof, shall have the right to examine, In person or by agent or attorney, at any resaonable time or times, for any proper purpose Its relevant books and records of aawunts, minutes and records of shareholders and to make extracts therefrom.
	f	finn. Not later than four months after the close of each
fir-cal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of
 the close 01 itt fiscal year, and a profit and loss se	i	t 0 fiscal year
	tatervient showing the results of the operations of the corporation dur ng
 	h
	Upon the written request of any shereholder or holder of voting trust certificatOlt for shares of Ithe virporation, the corporation shall mall to each shvirgholder or holder of volLing
Or- T 	qr~e
EPIC P. LITTVV-44, P.p.

true( Wtificaties a copy of the most rocent such belahes sheet and
 profit and loss slaterhant. 'T 	be balanca sheet* and profit and
loss statements Ghall be filed In the regIstorisd offi" I of the corporation In this state, shall be kept for at least five years, and shall be subjOct.to Inspection during business hours by any shoreholdar or holdor of voting trust cartific*tes, In person or by agent.

6R1&LENL_QLVJI 20 Q S

	The 906rd of Directom of this corporation may, from time to time, declare and the mporation toy pay dividends on its shares in cash, property or its own shares, excePt when ihe coTbration Is Insolvent or when the payment thereof would render the corporation Insolvent subject to the provisions of the Florida Statutes.

ARTICLF. VII, QORPQRATE-EF.AL

Tho Board of Directors shall provide a co(porate sealwhich shall be in circularform
ARTICLE VIII, AMENDMENT

	Thate by-laws may be altered, amended or repealod, and now by-lown may be adopted by~the a major)ty vote of the directors of the corporation.

1-0

TOTPL
BY-LAWS
of
B I G 1, INC.

ARTICLE 1. MEETINQ$ OF SHAREHOLDER$

	Section 1. Annuql Meeting. The annual meeting of the shareholders of this corporation shall be held on the I st day of July of each year or at such other time and place designated by the Board of Directors of the corporation. Business transacted at the annual meeting shall include the elecUon of directors of the corporation. If the designated day shall fall on a Sunday or legal holiday, then " meeting shall be held on the first business day thetiefter.

	Section 2. Specl I Meetinaa. Special meetings of the shareholders shall be hold Men directed by the President or the Board of Directors, or Men requested in wrifing by the holders of not less then 10% of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than 3 nor more than 30 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, u sident, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

	SeQtlon 3. Place. Meetings of shareholders shall be held at the principal place of bualness of the corporet,ion or at such other place as may be designated by the Board of 1
Directors.

	Sedion 4. Noti . Written notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for Mich the meeting Is called, shall be delivered not leab than 3 nor more then 30 days before the meeting, either personally or by first class mail, or by the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If malled, such notice shall be deemed to be delivered whIn the United States mail addressed to the shareholder at his addre" as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

	Section 6, Notice of 6digurned Meefing. When a meeting Is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to "Ich the meeting Is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.
 If, however, after the adjournment the Board of Directors fixes a now record date for the adjourned otice of the adjourned meeting shall be given as provided In this Article to each shareholder of record on a now record date entitled to vote at such meeting,
	Sectim 6. SharehQlder QuoCWm and-Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

2
	Sei;:flon 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

	Section 0. Proxies. A shareholder may vote either In person or by proxy executed In writing by the shareholder or his duly authorized attomay-in4act. No proxy shall be valid after the duration of 11 months from the date thereof unless otherWse provided in the proxy.

	SocAlon 0. AWQn by ~hjarehol~ere Without a MMIIL)g. Any action required by law or authorized by these by-laws or the Articles of Incorporation of this corporation or taken or to be taken at any annual or special meeting of shareholders, or any action Vibich may be taken at any annual or special meeting of shareholders, may be taken Wthoul a meeting, without prior notice and Wthout a vote, if a consent in %Tltlng, setting forth the action so taken, shall be signed by the holders of outstanding stock having the minimum number of votes that vmuld be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

6RTICLE 11. -DI[JECTOR

	Section 1. Dinglion. All corporate povmrs shall be exercised by or under the authority of, and the busine33 and affairs of the corporation shall be managed under the direction of, the Board of Directors.

	Section 2. -QUalftation. Directors need not be resider-da of this state or shareholders of this corporation.

	Seg,tw 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

3
	SpOlon 4. Preignotlon of Appent, A director Of the corporation who Is present at a meeting of the Board of Directors at Mich action on any corporate matter is taken shall be presumed to have aSeented to the action taken unless he votes against such action or eibs!alns from voting In respect thereto because of an asserted conflict of interest.

	Section ~. Number. This corporation shall have a minimum of 1 director but no more than 7.

	Seg-flon 6. Election and Term. Each person named In the Articles of Incorporation as a member of the Inifial Board of Direclors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director ffice for a term for which he Is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

	$action 7. -VAncangies. Any vacancy occurring in the Board of Directors, including arry vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining directors though leas than a quorum of the Board of Directors.
 A director elected to fill a vocancyshall hold office only until the next election of directors by the shareholders.

	S-Wion 13, Removal Qf Directors. At a meet.ing of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at on
4
election of directors.

	~e,Qtlon 9. uogim and Voting. A majority of the number of directors fixed by these by-!ava shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at Y+ich a quorum is present shall be the act of the Board of Directors.

	$ection 10. Uecytlyo and Other Gommittees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other commlite" each of Mich, to the extent provided in such resolution shall have and may exercise all ft authority of the Board of Directors, except as Is provided by law.

	Section I J.--Place of Meetir)g. Regular and special meetings of the Board of Directors shall be hold at the principal place of business of the corporation or as other\&rise determined by the Directors,

	-Section 12. Time, Notice and CgII of MaOnn . Regular meetings of the Board of Directors shall be held without notice on the first Monday of the calendar month two (2) months following the end of the corporation's fiscal, or If the said first Monday Is a legal holiday, then on the next business day. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal
 . delivery, telegram or cablegmm at least three (3) days before the meeting or iled to the director at least 3 days before the meeting.

	Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director At a merAing shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except %%rhen a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting
 Is not lawfully called or convened.

	Neither the business to be transacted at, nor the purpose, of any regular or special meeting of the Board of Directors need be specified
 In the notice of waiver of notice of such meeting. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjoumment, and unless the time and place of adjourned meeting are a he time of the adjoumment, to the other directors. Meetings of the Board of Directors may be called by the chairman of " board, by the president of the corporation or by any two directors.

	Members of the Board of Directors may participate in a meeting of such board by moans of a conference telephone or similar comn-unications equipment by means of wfilch all persons participating In the meeting can hear each other at the same time.

Participation by such means shall constitute presence in person at a meeting.

	,S-ectioa 13, Action Aithout a -M-eating. Any action, required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, Is signed by such number of the directors, or such number of the members of ft committee, as the case may be, as would constitute the requisite majority thereof for the taking of ouch actions, Is filed In the minutes of the proceedings of the board or of the committee. Such actions shall then be deemed taken with the same force and effect as though taken at a meeting of such board or committee whereat all members were present and voting throughout and those who signed such action shall have voted In the affirmative and all others shall have voted in . For informational purposes, a copy of such signed actions shall be malled to all members of the board or committee \Aho did not sign said action, provided however, that the failure to mail said notices shall In no way prejudice the actions of the board or committee.

ARTICLE 111. QIFFICER

	Sectign 1. Officers. The officers of this corporation shall consist of a president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officeru and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more off ices may be held by the some person,

Section 2. Mes. The officers of this corporation shall have the following duties.

	The President shall be the chief execLAIve officer of the corporation, shall have general and active management of the businees and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

	The Secretary shall have custody of, and maintain, all of the corporat e records except the financial records', shall record the minutes of all meetings of the shareholders and Board of directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

	The Tree-surer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and
d1sbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, end shall perform such other duties as may be prescribed by the Board of Directors or the President.

	Section-3. Removal of Officerp, An officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best Interests of the corporation vAll be served thereby.
 Any vacancy In any office may be filed by the Board of Directors.

ARIJCLE IV, SIQCK CERTIFICATE$

	Sectio[] 1. Iss-vancs. Every holder of shares In this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

	SecGon 2. Form. Certificates representIng shares in this corporation shall be signed by the President or Vice President and the Secretary or an
Assistant Secretary and may be sealed %Mth the seal of this corporation or a facsimile thereof,

Sedlon 3. T		e	-1QtnqL. The corporstlon shall register a stock certificate
	presented to It for transfer If the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

Section 4. Lost. StoloN or Destroyed Certificates. If the shareholder shall claim to have lost or destroyed a certificate of shares issued by the corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and. at the discretion of the Board of Directors, upon the deposit of a bond or other Indemnity In such amount and with such sureties, if any, as the board may reasonably require.

ARTICLE V. 130OKS AND RECORD

Section 1. Books and ReQords. This coirporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Boe.rd of Directors and committee of directors.

This corporation shall keep at Its registered office, or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of the shares hold by each.

Any books, records and minutes may be in written form or In any other form capable of being converted into written form within a reasonable time.

Section 2, Shareholders' Inspection Rights. Any person vvbo shall have been a holder of record of shares of voting trust certificates therefor at least six months Immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certiflicates for, at least five percent of the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper Purpose Its relevant books and records of accounts, m1nutes and records of shareholders and to make extracts therefrom.

	$22tiQn 3, Ehancial Information. Not later then four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing In reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement
shovAng the results of the operations of the corporation during the fiscal year.

	Upon the written request of any shareholder or holder of voting trust cartficates for shares of the corporation, the corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and lose statement. The balance sheets and profit and loss statements shall be riled in the registered office ofthe corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholde  voting trust certificates, in person or by agent.

ARTICLE VI, DIVIDENDS

The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on Its shares in cash, property or Its owl shares, except when the corporation is Insolvent or vfien the payment thereof would render the corpo- ration insolvent subject to the provisions of the Florida Statutes.

ARTICLE V11, CORPORATE $F-A

	The Board of Directors shall provide a corporate seal Mich shall be in circular form.

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examine, in person or by agent or attorney, at any reasonable tirrie or times, for any proper purpose Its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

	$22tion 3. Ehandal Inforrnation. Not later then four months after the dose of each fiscal year, this corporation shall prepare a balance sheet showing In reasonable detail the financial condition of the corporation as of the close of its fiacal year, and a profit and loss statement shovAng the results of the operations of the corporation during the fiscal year.

	Upon the written request of any shareholder or holder of voting trust cartficates for shares of the corporation, the corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement. The balance sheets and profit and loss statements shall be riled in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any sharehold of voting trust certificates, in person or by agent,

ARTICLE VI, DIVIDENDS

	The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on Its shares in cash, property or
Its owl ghares, except when the corporation is Insolvent or Men the payment thereof would render the corporation insolvent subject to the provisions of the Florida Statutes.

ARTICLE V11, CORPORA-TE SEA~

	The Board of Directors shall provide a corporate seal Mich shall be in circular form.

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ARUCLE V 	MFNT

	These by-laws may be altered, amended or repealed, and now by-lava may be adopted by ths a majority vote of the dIrGetors of the corporation.